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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62402) pertaining to the 1991 Incentive Stock Option Plan, Stock Grants and Non-Qualified Stock Option Agreements, the RegistrationStatement on Form S-8 (No. 33-93546) pertaining to the 1994 Stock Option Plan, 1994 Director Stock Option Plan and the Written Compensation Agreement with R. David Ridgeway, the Registration Statement on Form S-8 (No. 333-21699)pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-21701) pertaining to the 1996 Employee Stock Purchase Plan and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-3 (No. 333-06865) pertaining to the registration of 1,614,802 shares of common stock, the Registration Statement on Form S-3 (No. 333-14483) pertaining to theregistration of 1,125,580 shares of common stock, the Registration Statement on Form S-3 (No. 333-21117) pertaining to the registration of 493,895 shares of common stock, the Registration statement on Form S-3 (No. 333-28315) pertaining to the registration of 318,607 shares of common stock, the Registration Statement on Form S-4 (No. 333-18575) pertaining to the registration of 5,000,000 shares of common stock and $5,000,000 of debt securities, the Registration Statement on Form S-3 (No. 333-53327) pertaining to the registration of 421,528 shares of common stock, the Registration Statement on Form S-3 (No. 333-60637) pertaining to the registration of 1,580,500 shares of common stock, the Registration Statement on Form S-3 (No. 333-67381) pertaining to the registration of 150,000 shares of common stock, the Registration Statement on Form S-3 (No. 333-86867) pertaining to the registration of 425,000 shares of common stock, the Registration Statement on Form S-4 (No. 333-38474) pertaining to the registration of 244,880 shares of common stock, the Registration Statement on Form S-8 (No. 333-40008) pertaining to the 2000 Stock Option Plan, the 1999 Broad-Based Stock Incentive Plan and a Non-Qualified Stock Option Agreement, and the Registration Statement on Form S-8 (No. 333-43778) pertaining to the 1994 Director Stock Option Plan, of iNTELEFILM Corporation of our report dated February 15, 2002, except for notes 11 and 16 as to which the date is February 28, 2002 with respect to the consolidated financial statements included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




/s/ Silverman Olson Thorvilson & Kaufmann LTD
Minneapolis, Minnesota
March 28, 2002